UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 17, 2006
General Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-32845	32-0163571

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

260 South Los Robles, Suite 217
Pasadena, California		91101

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (626) 584-9722
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 8.01. Other Events
     As previously reported in a Current Report on Form 8-K filed on April 11, 2006, General Finance Corporation, a Delaware corporation (“GFC”), completed its initial public offering of 7,500,000 units (“Units”) on April 10, 2006. Each Unit consists of one share of common stock, $.0001 par value per share (“Common Stock”), and one warrant to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $60,000,000.
     On April 13, 2006, GFC issued an additional 1,125,000 Units pursuant to the underwriters’ full exercise of their over-allotment option. The 1,125,000 Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $9,000,000. A copy of the press release issued by GFC announcing the closing of the issuance of the 1,125,000 Units is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Press release dated April 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Finance Corporation

April 17, 2006	By:	/s/ Ronald F. Valenta

Name: Ronald F. Valenta
Title: Chief Executive Officer

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